UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 _______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 18, 2017

_______________________
UNIVEST CORPORATION OF PENNSYLVANIA
(Exact name of registrant as specified in its charter)

Pennsylvania	0-7617	23-1886144
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
14 North Main Street, Souderton, Pennsylvania 18964
(Address of principal executive office)(Zip Code)
Registrant’s telephone number, including area code (215) 721-2400
Not applicable
(Former name or former address, if changed since last report)
 _______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.07	Submission of Matters to a vote of Security Holders
At the Corporation's Annual Meeting of Shareholders held on April 18, 2017, the shareholders approved the matters described in the Corporation's definitive proxy statement filed with the Securities and Exchange Commission on March 17, 2017, and set forth below. As of the record date for the Annual Meeting, holders of a total of 26,640,079 shares of the Corporation's Common Stock were entitled to vote on the matters considered at the Annual Meeting.
The following is a summary of the voting results for each matter submitted to a vote of shareholders at the Annual Meeting:

		For	Withheld	Broker Non-Votes
1.	Election of five Class III Directors each for a three-year term expiring in 2020:
	Roger H. Ballou	18,918,207	313,414	3,361,340
	Douglas C. Clemens	7,828,115	11,403,506	3,361,340
	R. Lee Delp	15,964,139	3,267,482	3,361,340
	K. Leon Moyer	18,494,437	737,184	3,361,340
	P. Gregory Shelly	17,112,918	2,118,703	3,361,340

		For	Against	Abstain	Broker Non-Votes
2.	Ratification of KPMG LLP as the Corporation's independent registered public accounting firm for 2017:
		22,493,607	64,169	35,185	—
3.	Advisory vote to approve the compensation of the Corporation's named executive officers as presented in the proxy statement:
		18,440,189	552,524	238,908	3,361,340

		1 Year	2 Years	3 Years	Abstain
4.	Advisory vote on the frequency with which executive compensation will be subject to a shareholder advisory vote:
		15,344,477	551,911	3,031,753	303,480
Based upon the foregoing results; (1) each nominee for election as a Director has received a plurality of the votes cast, and has been duly elected; (2) KPMG LLP has been ratified by the majority of the shareholders as the Corporation’s independent registered public accounting firm for 2017; (3) the compensation of the named executive officers as presented in the proxy has been approved by the majority of the shareholders on an advisory basis; and (4) a majority of the shareholders has approved a one-year frequency with which the Corporation must seek approval on an advisory basis of the compensation of the named executive officers.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Univest Corporation of Pennsylvania

By:	/s/ Roger S. Deacon
Name:	Roger S. Deacon
Title:	Senior Executive Vice President, Chief Financial Officer
April 19, 2017